Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-40708 of Greyhound Funding LLC on Form S-1 of our report dated January 26, 2001 (March 1, 2001 as to Note 1, paragraph 2 and June 28, 2001 as to Notes 12 and 13) (which expresses an unqualified opinion and includes explanatory paragraphs relating to Greyhound Funding LLC if it had been operated as an unaffiliated entity and the restatement of the 2000 and 1999 financial statements) on Greyhound Funding LLC, and our report dated January 26, 2001 (March 1, 2001 as to Note 1, paragraph 2) (which expresses an unqualified opinion and includes an explanatory paragraph relating to D.L. Peterson Trust if it had been operated as an unaffiliated entity) on D.L. Peterson Trust appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
Baltimore, MD

July 9, 2001